EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANT'S


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (commission file No. 33-51584), on Form S-8 (commission file No. 33-68890), and on Form S-8 (commission file No. 333-28571) of our report dated February 19, 1999 with respect to the consolidated financial statements of Appliance Recycling Centers of America, Inc., and subsidiaries appearing in this Annual Report on Form 10-K for the year ended January 2, 1999.




                                                       McGLADREY & PULLEN, LLP

Minneapolis, Minnesota
March 26, 1999